Exhibit 10.3

SOUTHCROSS ENERGY PARTNERS GP, LLC

SOUTHCROSS GP MANAGEMENT HOLDINGS, LLC

2014 EQUITY INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

This Southcross Energy Partners GP, LLC and Southcross GP Management Holdings, LLC 2014 Equity Incentive Plan (the “Plan”) has been adopted by Southcross Energy Partners GP, LLC, a Delaware limited liability company (“Southcross GP”) and Southcross GP Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”). The Plan is intended to promote the interests of Southcross GP and its Affiliates by providing incentive compensation Awards to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates and to encourage them to devote their best efforts to advancing the business of the Company and its Affiliates.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Without limiting the provisions of the definitions set forth below, to the extent applicable to Awards of or covering GP Units (e.g., Downstairs Unit Awards), references to the Board or the Committee shall be deemed to refer to the Board or the applicable committee of Southcross GP and to the extent applicable to awards of or covering Management Holdings Units (e.g., Upstairs Unit Awards), references to the Board or the Committee shall be deemed to refer to the Board or the applicable committee of Management Holdings.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means collectively a Unit Award or an Other Unit-Based Award granted or purchased under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the board of directors or board of managers or similar governing body or Person, as the case may be, of the Company, and in the event there is no such board of directors or board of managers, “Board” means the managing member(s) of the Company or such other Person having authority under the applicable Limited Liability Company Agreement to direct the management and policies of the Company.

“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities; (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any Affiliate(s) of the Company or which adversely affects the image, reputation or business of the Company, the Partnership or their Affiliates; or (v) any material breach by the Participant of any agreement between the Company or any of its Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

“Change in Control” has the meaning set forth in the Partnership Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee of the Board as is appointed by the Board to administer the Plan.

“Company” “ means collectively Southcross GP and Management Holdings, or any successor thereto, except that where the context requires, “Company” shall be deemed individually to refer to either Southcross GP or Management Holdings (or any successor thereto), as applicable, subject to the principles set forth in the introductory paragraph of this Section 2.

“Consultant” means an individual who renders consulting services to the Company or any of its Affiliates.

“Director” means a member of the board of directors or board of managers, or similar governing body, as the case may be, of the Company, any of its managing members or any of their respective Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, as determined by the Committee of Southcross GP in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee of Southcross GP and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee of Southcross GP.

“Downstairs Unit Award” means an award of GP Units granted to or purchased by Management Holdings under the Plan, which award may be subject to certain vesting conditions and other restrictions and which shall be granted in tandem with an Upstairs Unit Award.

“Employee” means an employee of the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the volume weighted average price for sales of the Units or other related securities on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Units or other related securities on the applicable national securities exchange or national inter-dealer quotation system on which such securities are listed, in any case, as reported in such source as the Committee of Southcross GP shall select. If there is no regular public trading market for the Units or other securities or property, the Fair Market Value of such Units, securities or property shall be determined by the Committee of Southcross GP in good faith and in compliance with the applicable requirements of the Code.

“GP Unit” means a Class B Unit as defined in the Limited Liability Company Agreement of Southcross GP.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Company, as it may be amended or amended and restated from time to time.

“Management Holdings Unit” means a Class B Unit as defined in the Limited Liability Company Agreement of Management Holdings.

“Other Unit-Based Award” means an award granted pursuant to Section 6(b) of the Plan.

“Participant” means an Employee, Consultant or Director who is granted or who purchases an Upstairs Unit Award or an Other Unit-Based Award under the Plan and any authorized transferee of such individual.

“Partnership” means Southcross Energy Partners, L.P or its successor.

“Partnership Plan” means the Southcross Energy Partners, L.P. 2012 Long Term Incentive Plan.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date (as defined in Section 9 below).

“Service” means service as an Employee, Consultant or Director. The Committee of Southcross GP, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee of Southcross GP, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Company or any of its Affiliates as an Employee, Director or Consultant or (b) a termination which results in a temporary severance of the service relationship.

“Unit” means collectively, a GP Unit and a Management Holdings Unit, except that where the context requires, “Unit” shall be deemed individually to refer to either a GP Unit or a Management Holdings Unit, as applicable, subject to the principles set forth in the introductory paragraph of this Section 2.

“Unit Award” means collectively, an Upstairs Unit Award and the corresponding Downstairs Unit Award.

“Upstairs Unit Award” means an award of Management Holdings Units granted to or purchased by a Participant under the Plan, which award may be subject to certain vesting conditions and other restrictions and which shall be granted in tandem with a Downstairs Unit Award.

SECTION 3. Administration.

(a) The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, redeemed, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company any of its Affiliates, any Participant and any beneficiary of any Participant.

(b) To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company or its Affiliates the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.

SECTION 4. Units.

(a) No Limit on Units Deliverable. Except as may be set forth in the applicable Limited Liability Company Agreement, there shall be no limit on the number of GP Units and Management Holdings Units that may be granted pursuant to Awards under the Plan.

(b) Anti-dilution Adjustments

(i) Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of assets to unitholders, or any other change affecting the Units, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive or purchase an Award under the Plan.

SECTION 6. Awards.

(a) Unit Awards.

(i) In General. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Awards shall be granted or sold, the number of Units to be granted or sold to with respect to each such Unit Award, the applicable Restricted Period, if any, the conditions under which the Units subject to a Unit Award may become non-forfeitable or forfeited, the purchase price, if any, to be paid for the subject Units and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(ii) Removal of Restrictions on Restricted Units. Upon or as soon as reasonably practicable following the lapse of all forfeiture restrictions with respect to each Unit Award, the Participant shall be entitled to have the restrictions removed from his or her Management Holdings Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Management Holdings Unit (and any corresponding restrictions shall be removed from the corresponding GP Unit held by Management Holdings), provided that an unrestricted Unit may remain subject to such terms and conditions as may be set forth in an applicable Award Agreement, including, without limitation, repurchase, transfer or other restrictions or limitations.

(b) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to GP Units and/or Management Holdings Units or other securities of Southcross GP or Management Holdings, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon or following the vesting or lapse of forfeiture or other restrictions, an Other Unit-Based Award may be paid in cash, GP Units and/or Management Holdings Units (including Unit Awards that may be subject to such forfeiture or other terms and conditions as may be established by the Committee), or any combination thereof, as provided in the Award Agreement.

(c) General.

(i) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding awards held by such Participant (and Awards corresponding thereto), to the extent then subject to forfeiture, shall be automatically forfeited. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate, provided however that each Downstairs Award shall be granted in tandem with a corresponding Upstairs Award covering an equivalent number of Units and each Upstairs Award shall be granted in tandem with a corresponding Downstairs Award covering an equivalent number of Units. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards. Except as may be permitted by the terms of the Limited Liability Company Agreement, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iv) Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Company (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Company delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(v) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units in connection with any Award, unless and until the Board or the Committee has determined that the issuance of such securities is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the securities are listed or traded, and the securities are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units in connection with an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company.

SECTION 7. Amendment and Termination; Certain Transactions.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person, except if such amendment, alteration, suspension, discontinuance or termination would be materially prejudicial to any Participant, other holder or beneficiary of an Award.

(b) Amendments to Awards. Subject to Section 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 4(b) above or 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 4(b) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

(i) provide for either (A) the termination or cancellation of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (which, with respect to a Unit Award shall be the Fair Market Value of the applicable Unit), and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards; or

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to Southcross GP, Southcross GP or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Southcross GP or any of its Affiliates, continue consulting services or to remain on the Board, as applicable. Furthermore, Southcross GP or one of its Affiliates may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in Section 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee or the Company or any of its Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee or the Company or any of its Affiliates have any liability for failing to do so. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4) or other applicable regulatory guidance.

(e) Compliance with Laws. The Plan, the granting of and lapse of forfeiture restrictions with respect to Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, lapse of forfeiture restrictions, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

(f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(g) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

(j) No Fractional Units. Unless otherwise determined by the Committee, no fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(l) No Guarantee of Tax Consequences. None of the Board, the Committee or the Company or any Affiliate thereof (or any employee or officer of the Company or any Affiliate) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant or other Person.

(m) Clawback; Misconduct. To the extent required by applicable law or any applicable securities exchange listing standards, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. In addition, and without limiting the foregoing, except as otherwise provided by the Committee, if at any time (including after an award has vested) the Committee or any person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 8(m), the Authorized Officer, the Committee or the Board may suspend the Participant’s rights to exercise or to vest in an Award, and/or to receive payment for or receive Units in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines that a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Affiliate of the Company, breach of fiduciary duty, violation of ethics policy or code of conduct, or deliberate disregard of the Company’s or Affiliate of the Company’s rules resulting in loss, damage or injury to the Company or any Affiliate of the Company, or if a Participant makes an unauthorized disclosure of any trade secret or confidential information, solicits any Employee or other service provider to leave the employ or cease providing services to the Company or any Affiliate of the Company, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any customer to breach a contract with the Company or any Affiliate of the Company or to cease doing business with the Company or any Affiliate of the Company, or induces any principal for whom the Company or any Affiliate of the Company acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee shall be entitled to vest in or have the restrictions on an Award lapse, or otherwise receive any payment in respect of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Committee’s sole discretion, to return and/or repay to the Company any then vested Units previously granted under the Plan. In making such determination, the Committee or an Authorized Officer may, in its discretion, give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

(n) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company its Affiliates shall be relieved of any further liability for payment of such amounts.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue indefinitely until terminated by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SOUTHCROSS ENERGY PARTNERS GP, LLC

SOUTHCROSS GP MANAGEMENT HOLDINGS, LLC

UNIT AWARD AGREEMENT

PARTICIPANT GRANT NOTICE

All capitalized terms used in this Unit Award Agreement, which includes the “Participant Grant Notice,” the “Joinder” and the attachment hereto titled “Terms and Conditions of Unit Award” (collectively, the “Agreement”) but not defined herein shall have the meanings provided in the Southcross Energy Partners GP, LLC and Southcross GP Management Holdings, LLC 2014 Equity Incentive Plan (the “Plan”) and the Limited Liability Company Agreement, as applicable. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. The award provided for under this Agreement (including the Upstairs Unit Award described in the Participant Grant Notice and the Downstairs Unit Award described in Section 6 of the Terms and Conditions of Unit Award) is intended to constitute a Unit Award under and subject to all of the terms and conditions of the Plan. Except where the context requires otherwise, all references to “Units” in this Agreement shall mean the Management Holdings Units granted to the Participant under this Agreement.

You have been granted an Award of Units of Southcross GP Management Holdings, LLC (the “Company”), subject to the terms and conditions of this Agreement and the Plan. The principal features of this Award are as follows:

Name of Participant: [            ]

Number of Units: [            ] Units

Grant Date: [            ], 2014

Fair Market Value of the Units as of the Grant Date: [            ]. For additional information, terms and conditions, See Section 9 of the Terms and Conditions of Unit Award.

Vesting Units: The Units are 100% vested as of the Grant Date.

Forfeiture of Units: In the event of a termination of the Participant’s Service by Southcross GP or one of its Affiliates for Cause, all of the Units shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

JOINDER

By execution of this Joinder, the Participant hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Limited Liability Company Agreement of Management Holdings (the “Management Holdings LLC Agreement”), dated as of [            ], 2014, by and among Southcross Holdings LP, a Delaware limited partnership and the sole managing member of the Company (the “Managing Member”), and the other parties thereto, as a “Member” under the Management Holdings LLC Agreement. The Participant hereby represents and warrants to the Company and the Managing Member that it has received, reviewed and understands the Management Holdings LLC Agreement and that each representation and warranty set forth in Section 2.1 of the Management Holdings LLC Agreement is true, accurate and not misleading as to the Participant as of the date hereof.

[Signature Page to Agreement Follows]

Whereas the undersigned parties to this Agreement have executed this Agreement as of the Grant Date identified in the Participant Grant Notice Above. The Signature of the Participant and the Company below indicates his or its acceptance of this Award and agreement and understanding that the Units (and GP Units) are subject to all of the terms and conditions contained in the Agreement (including the Participant Grant Notice, the Joinder and the Terms and Conditions of Unit Award that follows these signature pages), the Limited Liability Company Agreement and the Plan.

PARTICIPANT

[NAME]

SOUTHCROSS GP MANAGEMENT HOLDINGS, LLC

By:	Southcross Holdings LP, its managing member

By:	Southcross Holdings GP LLC, its general partner

By:
Name:
Title:

SOUTHCROSS ENERGY PARTNERS GP, LLC

By:	Southcross Holdings LP, its general partner

By:	Southcross Holdings GP LLC, its general partner

By:
Name:
Title:

TERMS AND CONDITIONS OF UNIT AWARD

1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of Units of the Company as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement, the Limited Liability Company Agreement and the Plan.

2. Vesting and Termination; Distributions.

(a) The Units shall be vested or shall vest in such amounts and at such times as are set forth in, and shall be subject to forfeiture as set forth in, the Participant Grant Notice above.

(b) Distributions with respect to the Units will be made as set forth in the Limited Liability Company Agreement.

3. Taxes; Withholding. Southcross GP or one if its Affiliates may withhold from the Participant’s wages, or require the Participant to pay to Southcross GP or one of its Affiliates, the Participant’s portion of any applicable withholding or employment taxes resulting from the issuance of the Units hereunder or from the lapse of any restrictions imposed on the Units, as required by law. Notwithstanding anything in the Plan or any Limited Liability Company Agreement to the contrary, the Participant shall be solely responsible for and shall satisfy all tax consequences associated with the Unit Award represented by this Agreement. For the avoidance of doubt, the Participant shall be solely responsible for and shall satisfy all taxes and tax consequences that may be incurred by or with respect to the Company in connection with the Downstairs Award described in Section 6 below or the GP Units represented by such Downstairs Award.

4. Non-Transferability. Neither the Units nor any right of the Participant under the Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution or as otherwise permitted by the terms of the Limited Liability Company Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any of their Affiliates.

5. Repurchase.

(a) Company Repurchase Right.

(i) During the period beginning on the date of a Participant’s termination of Service and ending on the first anniversary of such date (the “Repurchase Period”), the Company shall have the option (the “Call Right”) to repurchase the Participant’s vested Units. The Call Right may be exercised more than once and for some or all of the Units held by the Participant. The Company may assign the Call Right to any Person determined in the discretion of the Committee.

(ii) The Company (or its assignee) shall exercise the Call Right (if so elected) by written notice to Participant (and/or, if applicable, any permitted transferees) within the Repurchase Period, specifying a date within such period on which the Call Right shall be exercised and the number of Units as to which the Call Right is being exercised. Upon such notification, the Participant and any permitted transferees shall promptly surrender to the Company (or its assignee) any certificates or other documents representing the Units being purchased, free and clear of any liens or encumbrances. Except as provided below, upon the Company’s (or its assignee’s) receipt of any such certificates or documents from the Participant or any permitted transferees, the Company (or its assignee) shall deliver to him, her or them payment of the Repurchase Price (as defined below) for the Units being purchased.

(iii) The purchase price payable by the Company (or its assignee) upon exercise of the Call Right (the “Repurchase Price”) shall be the Fair Market Value, as of the date the Call Right is being exercised, of the Units with respect to which the Call Right [or Put Right (as defined below)] is being exercised.

(b) [Company Repurchase Obligation.

(i) In the event the Participant’s Service terminates as a result of the Participant’s resignation for Good Reason (as defined below) and the Units are not listed on a national securities exchange or a national inter-dealer quotation system (or are not otherwise publicly tradable), then during the Repurchase Period, the Participant shall have the option (the “Put Right”) to cause the Company or one of its Affiliates to repurchase all, but not less than all, of the Participant’s vested Units, provided, however, that the Put Right shall be subject to the Committee’s good faith determination that the Company and its Affiliates possess sufficient liquidity at the applicable time such that the Put Right will not have a material negative impact on the operations or financial position of the Company and its Affiliates.

(ii) The Participant shall exercise the Put Right (if so elected) by written notice to the Company within the Repurchase Period (and before the 30th day prior to the expiration of the Repurchase Period), specifying a date more than 30 days after the date of such written notice and within the Repurchase Period on which the Put Right shall be exercised. Upon the time of such repurchase, the Participant and any permitted transferees shall promptly surrender to the Company any certificates or other documents representing the Units being purchased, free and clear of any liens or encumbrances. Except as provided below, upon the Company’s receipt of any such certificates or documents from the Participant or any permitted transferees, the Company shall deliver to him, her or them payment of the Repurchase Price for the Units.

(iii) For purposes of this Agreement, “Good Reason” means the occurrence of one or more of the following actions by Southcross GP or its Affiliates without the Participant’s consent: (1) a material reduction in the duties and responsibilities held by the Participant, except in connection with a termination of the Participant’s Service for Cause; (2) a material reduction in the Participant’s base salary or guideline (target) bonus; or (3) a material change in the geographic location at which the Participant must perform services for Southcross GP or its Affiliates; provided, however, that no termination of Service by the Participant shall constitute a termination for Good Reason unless (a) the Participant has first provided Southcross GP with written notice specifically identifying the acts or omissions constituting the grounds for Good Reason within thirty (30) days after the Participant has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) Southcross GP has not cured such acts or omissions within thirty (30) days of its actual receipt of such notice, and (c) the effective date of the Participant’s termination for Good Reason occurs no later than ninety (90) days after the initial existence of the facts or circumstances constituting Good Reason.]1

[1]	Note: Put right TBD.

(c) Repurchase Limitation. Notwithstanding anything herein to the contrary, no payment shall be made under this Section that would cause the Company, Southcross GP or any if their Affiliates to violate any applicable law, or any rights or preference of other unitholders, any banking agreement or loan or other financial covenant or cause default of any indebtedness, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section 5 that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Committee, until thirty days after the date such payment shall no longer cause any such violation or default and at which time the Call Right or Put Right, as applicable, may be exercised with the Repurchase Price calculated as of the date the Call Right or Put Right is actually exercised.

6. Downstairs Award. A Downstairs Unit Award covering that number of GP Units equal to the number of Units subject to the Award granted pursuant to this Agreement (as set forth in the Participant Grant Notice) is hereby granted by Southcross GP to the Company on the Grant Date (the “Downstairs Award”). Each time a portion of the Upstairs Award is vested, forfeited, adjusted or repurchased pursuant to this Agreement or the Plan, a corresponding portion of the Downstairs Award shall be vested, forfeited, adjusted or repurchased, as applicable, provided that Southcross GP shall have the right to assign its right [or obligation] to repurchase any GP Units to any Person as determined in the discretion of the Committee of Southcross GP. In furtherance of the foregoing, the Company and Southcross GP may, in their discretion, effect any repurchase contemplated by this agreement in such manner whereby (i) the Company redeems all or a portion of the Participant’s Upstairs Units in exchange for the corresponding Downstairs Units, and (ii) Southcross GP (or its assignee) subsequently repurchases the Downstairs Units from the Participant.

7. No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of Southcross GP or any Affiliate thereof. Furthermore, Southcross GP and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and Southcross GP or an Affiliate thereof.

8. Severablility. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

9. Tax Consultation. None of the Board, the Committee, nor the Company or Southcross GP has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Units granted pursuant to this Agreement. The

Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Units. Without limiting the foregoing and notwithstanding any provision of this Agreement to the Contrary (including the statements set forth in the Participant Grant Notice), neither the Company nor Southcross GP make any representations to any Person with respect to the Fair Market Value of the Units as of the Grant Date.

10. Amendments, Suspension and Termination. Subject to Section 7(a) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter this Agreement at any time, provided that no such change, other than pursuant to Section 7(c) of the Plan, shall materially reduce the rights or benefits of the Participant without the Participant’s consent.

11. Lock-Up Agreement. The Participant shall agree, if so requested by the Company or Southcross GP and any underwriter in connection with any public offering of securities of the Company, Southcross GP or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any securities held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or Southcross GP may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

12. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13. Successors and Assigns. The Company and Southcross GP may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and Southcross GP. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

14. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

15. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

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